                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2
                                                    Distribution Date: 4/15/2003

Section 5.2 - Supplement                                           Class A         Class B        Collateral           Total
-----------------------------------------------------------------------------------------------------------------------------------

(i)      Monthly Principal Distributed                                   0.00            0.00            0.00                 0.00

(ii)     Monthly Interest Distributed                            2,740,833.33      160,416.67       71,543.40         2,972,793.40
         Deficiency Amounts                                              0.00            0.00                                 0.00
         Additional Interest                                             0.00            0.00                                 0.00
         Accrued and Unpaid Interest                                                                     0.00                 0.00

(iii)    Collections of Principal Receivables                   86,108,059.34    4,892,503.37    6,849,504.72        97,850,067.43

(iv)     Collections of Finance Charge Receivables               7,318,334.79      415,814.48      582,140.27         8,316,289.54

(v)      Aggregate Amount of Principal Receivables                                                               32,323,089,450.91

                                   Investor Interest           550,000,000.00   31,250,000.00   43,750,000.00       625,000,000.00
                                   Adjusted Interest           550,000,000.00   31,250,000.00   43,750,000.00       625,000,000.00

                                             Series
         Floating Investor Percentage              1.93%               88.00%           5.00%           7.00%              100.00%
         Fixed Investor Percentage                 1.93%               88.00%           5.00%           7.00%              100.00%

(vi)     Receivables Delinquent (As % of Total Receivables)
                    Current                                                                                                 95.56%
                    30 to 59 days                                                                                            1.38%
                    60 to 89 days                                                                                            0.99%
                    90 or more days                                                                                          2.08%
                                                                                                               --------------------
                                   Total Receivables                                                                       100.00%

(vii)    Investor Default Amount                                 2,925,284.40      166,209.34      232,693.08         3,324,186.82

(viii)   Investor Charge-Offs                                            0.00            0.00            0.00                 0.00

(ix)     Reimbursed Investor Charge-Offs/Reductions                      0.00            0.00            0.00

(x)      Net Servicing Fee                                         458,333.33       26,041.67       36,458.33           520,833.33

(xi)     Portfolio Yield (Net of Defaulted Receivables)  *                                                                   9.28%

(xii)    Reallocated Monthly Principal                                                   0.00            0.00                 0.00

(xiii)   Closing Investor Interest (Class A Adjusted)          550,000,000.00   31,250,000.00   43,750,000.00       625,000,000.00

(xiv)    LIBOR                                                                                                            1.28000%

(xv)     Principal Funding Account Balance                                                                                    0.00

(xvii)   Accumulation Shortfall                                                                                               0.00

(xviii)  Principal Funding Investment Proceeds                                                                                0.00

(xx)     Principal Investment Funding Shortfall                                                                               0.00

(xxi)    Available Funds                                         6,860,001.46      389,772.81      545,681.93         7,795,456.20

(xxii)   Certificate Rate                                            5.98000%        6.16000%        2.03000%

-----------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


         By:
                    --------------------------------------
         Name:      Patricia M. Garvey
         Title:     Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3
                                                    Distribution Date: 4/15/2003

Section 5.2 - Supplement                                           Class A          Class B         Collateral          Total
------------------------------------------------------------------------------------------------------------------------------------

(i)      Monthly Principal Distributed                                   0.00             0.00             0.00                0.00

(ii)     Monthly Interest Distributed                            2,434,132.89       141,813.47        53,592.04        2,629,538.40
         Deficiency Amounts                                              0.00             0.00                                 0.00
         Additional Interest                                             0.00             0.00                                 0.00
         Accrued and Unpaid Interest                                                                       0.00                0.00

(iii)    Collections of Principal Receivables                   64,500,102.93     3,664,759.01     5,130,856.88       73,295,718.81

(iv)     Collections of Finance Charge Receivables               5,481,871.86       311,468.33       436,072.17        6,229,412.36

(v)      Aggregate Amount of Principal Receivables                                                                32,323,089,450.91

                                        Investor Interest      411,983,000.00    23,408,000.00    32,772,440.86      468,163,440.86
                                        Adjusted Interest      411,983,000.00    23,408,000.00    32,772,440.86      468,163,440.86

                                          Series
         Floating Investor Percentage         1.45%                    88.00%            5.00%            7.00%             100.00%
         Fixed Investor Percentage            1.45%                    88.00%            5.00%            7.00%             100.00%

(vi)     Receivables Delinquent (As % of Total Receivables)
                    Current                                                                                                  95.56%
                    30 to 59 days                                                                                             1.38%
                    60 to 89 days                                                                                             0.99%
                    90 or more days                                                                                           2.08%
                                                                                                                 -------------------
                                        Total Receivables                                                                   100.00%

(vii)    Investor Default Amount                                 2,191,213.53       124,500.10       174,306.75        2,490,020.38

(viii)   Investor Charge-Offs                                            0.00             0.00             0.00                0.00

(ix)     Reimbursed Investor Charge-Offs/Reductions                      0.00             0.00             0.00

(x)      Net Servicing Fee                                         343,319.17        19,506.67        27,310.37          390,136.20

(xi)     Portfolio Yield (Net of Defaulted Receivables) *                                                                     9.28%

(xii)    Reallocated Monthly Principal                                                    0.00             0.00                0.00

(xiii)   Closing Investor Interest (Class A Adjusted)          411,983,000.00    23,408,000.00    32,772,440.86      468,163,440.86

(xiv)    LIBOR                                                                                                             1.28000%

(xv)     Principal Funding Account Balance                                                                                     0.00

(xvii)   Accumulation Shortfall                                                                                                0.00

(xviii)  Principal Funding Investment Proceeds                                                                                 0.00

(xx)     Principal Investment Funding Shortfall                                                                                0.00

(xxi)    Available Funds                                         5,138,552.69       291,961.66       408,761.80        5,839,276.16

(xxii)   Certificate Rate                                            7.09000%         7.27000%         2.03000%

------------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


         By:
                    --------------------------------------------------
         Name:      Patricia M. Garvey
         Title:     Vice President